AMENDMENT TO

INVESTMENT ADVISORY AGREEMENT

This Amendment (“Amendment”) to the Investment Advisory Agreement dated as of December 15, 2005, as amended (the “Agreement”), is entered into as of February 18, 2026, by ProShare Advisors LLC, a Maryland limited liability company (the “Adviser”), and ProShares Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”) on behalf of each series (each, a “Fund”) listed on Schedule A to this Amendment (as updated from time to time).

WHEREAS, the Adviser provides investment advisory services to each Fund under the terms of the Agreement and receives a fee from each Fund for providing such services;

WHEREAS, the Adviser has recommended the use of the ProShares GENIUS Money Market ETF (“IQMM”) as the primary cash management vehicle for each Fund;

WHEREAS, the Board of Trustees of the Trust approved this investment at its December 9, 2025 meeting;

WHEREAS, pursuant to the Investment Advisory and Management Agreement between the Adviser and the Trust, dated as of June 23, 2015, and as amended February 12, 2016, IQMM pays the Adviser a management fee of 0.20% of its average daily net assets (“Unitary Fee”) and the Adviser agrees to pay all of IQMM’s expenses except those expenses expressly excluded by such agreement; and

WHEREAS, for each Fund that invests in IQMM, the Advisor intends to assume and bear the portion of IQMM’s Unitary Fee associated with that Fund’s investment in IQMM.

NOW THEREFORE, the parties hereto hereby agree as follows:

1.ALLOCATION OF EXPENSES. A new third paragraph is added at the end of Section 4(a) of the Agreement as follows:

Notwithstanding the foregoing, with respect to a Portfolio investing in the ProShares GENIUS Money Market ETF (IQMM) the Adviser shall assume and bear the cost of that portion of IQMM’s management fee (“Unitary Fee”) associated with such Portfolio’s investment in IQMM (as such fee may be adjusted by any waivers or expense caps then in place).For the avoidance of doubt, the Adviser shall not be required to assume or bear any expenses expressly excluded from IQMM’s Unitary Fee, such as brokerage and other transaction expenses.

2.RECOUPMENT; AMENDMENT. Any Unitary Fee assumed and borne by the Adviser as a result of this Amendment may not be recaptured or recouped by the Adviser for any period. The Adviser’s obligation to assume and bear the cost of the Unitary Fee with respect to a Fund’s investment in IQMM as described herein may not be altered or eliminated, except by a vote of a majority of the Board of Trustees of the Trust, including a majority of the independent Trustees, and by a vote of a majority of the outstanding voting securities of such Fund.

3.APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Maryland (without giving effect to its conflict of law principles) and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Maryland, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first set forth above.

PROSHARES TRUST	PROSHARE ADVISORS LLC
By: /s/ Todd B. Johnson	By: /s/ Michael L. Sapir
Name: Todd B. Johnson	Name: Michael L. Sapir
Title: President	Title: Chief Executive Officer

SCHEDULE A

FUND NAME

ProShares Ultra S&P500

ProShares Ultra MidCap400

ProShares Ultra Dow30

ProShares Ultra QQQ

ProShares Ultra Materials

ProShares Ultra Consumer Staples

ProShares Ultra Consumer Discretionary

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Nasdaq Cloud Computing

ProShares Ultra Nasdaq Cybersecurity

ProShares Ultra Energy

ProShares Ultra Real Estate

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Communication Services

ProShares Ultra Utilities

ProShares Ultra Russell2000

ProShares Ultra SmallCap600

ProShares Ultra MSCI Japan

ProShares Ultra MSCI Emerging Markets

ProShares Ultra MSCI EAFE

ProShares Ultra Nasdaq Biotechnology

ProShares Ultra FTSE China 50

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares Ultra High Yield

ProShares Ultra FTSE Europe

ProShares Ultra MSCI Brazil Capped

ProShares Ultra QQQ Mega

ProShares Ultra QQQ Top 30

ProShares Ultra COIN

ProShares Ultra CRCL

ProShares Ultra NVDA

ProShares Ultra PLTR

ProShares Ultra TSLA

ProShares Short S&P500

ProShares Short MidCap400

ProShares Short Dow30

ProShares Short QQQ

ProShares Short Russell2000

ProShares Short SmallCap600

ProShares Short Financials

ProShares Short Real Estate

ProShares Short MSCI Emerging Markets

ProShares Short MSCI EAFE

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Short High Yield

ProShares Short FTSE China 50

ProShares UltraShort S&P500

ProShares UltraShort MidCap400

ProShares UltraShort Dow30

ProShares UltraShort QQQ

ProShares UltraShort Russell2000

ProShares UltraShort SmallCap600

ProShares UltraShort Materials

ProShares UltraShort Consumer Staples

ProShares UltraShort Consumer Discretionary

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Energy

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Utilities

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort MSCI EAFE

ProShares UltraShort Nasdaq Biotechnology

ProShares UltraShort Nasdaq Cloud Computing

ProShares UltraShort Nasdaq Cybersecurity

ProShares UltraShort FTSE China 50

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares UltraShort FTSE Europe

ProShares UltraShort MSCI Brazil Capped

ProShares UltraPro S&P500

ProShares UltraPro QQQ

ProShares UltraPro Dow30

ProShares UltraPro Russell2000

ProShares UltraPro MidCap400

ProShares UltraPro Short S&P500

ProShares UltraPro Short QQQ

ProShares UltraPro Short Dow30

ProShares UltraPro Short Russell2000

ProShares UltraPro Short MidCap400

ProShares UltraPro Short 20+ Year Treasury

ProShares Hedge Replication ETF

ProShares Merger ETF

ProShares Ultra S&P 500 Equal Weight